BANTA CORPORATION
                           1995 EQUITY INCENTIVE PLAN
                           --------------------------

                             STOCK OPTION AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------


          THIS  AGREEMENT,  dated as of this ___ day of ________,  ____,  by and
between  BANTA  CORPORATION,   a  Wisconsin  corporation  (the  "Company"),  and
____________________ (the "Optionee").

                              W I T N E S S E T H :

          WHEREAS, the Company has adopted the Banta Corporation 1995 Equity Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

          WHEREAS, the Plan authorizes the automatic grant of options to purchase shares of the Company's Common Stock, $.10 par value (the "Common Stock"), to members of the Company's Board of Directors who are not employees of the Company or any affiliate of the Company (a "Non-Employee Director"); and

          WHEREAS, the Optionee is now a Non-Employee Director, and the Company desires him to continue as a member of the Company's Board of Directors and to secure or increase his stock ownership in the Company as an added incentive for him to continue his association with the Company.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company all or any part of the aggregate amount of _____ shares of Common Stock (the "Optioned Shares"). The Option is intended to constitute a non-qualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

          2. Option Price. The per share exercise price to be paid for the Optioned Shares shall be $______.

          3. Exercisability and Termination of Option. The Option shall become exercisable on _____________, ____; provided, however, that if the Optionee ceases to be a director of the Company by reason of death, disability or retirement prior to _________, ____ the Option shall become immediately exercisable in full. The Option shall terminate on the earlier of: (i)
__________, ____; or (ii) twelve months after the Optionee ceases to be a director of the Company for any reason, including as a result of the Optionee's death, disability or retirement.

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          4.  Manner of  Exercise  and  Payment.  Subject to the  provisions  of
Paragraph 3 hereof and the Plan, the Option may be exercised in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office in Menasha, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. The notice of exercise must be accompanied by payment in full of the exercise price of the shares being purchased: (i) in cash or its equivalent; (ii) by tendering previously acquired shares of Common Stock (valued at their "market value" as of the date of exercise, as determined in the manner provided in Section 6(b)(v) of the Plan); or (iii) by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of subparagraphs (ii) and (iii) above, the term "previously acquired shares of Common Stock" shall only include shares of Common Stock owned by the Optionee prior to the exercise of the Option for which payment is being made and shall not include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No shares shall be issued until full payment therefor has been made.

          5. Nontransferability of the Option. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in Paragraph 6 hereof, to designate a beneficiary to exercise his rights, and to receive any shares of Common Stock issuable, with respect to the Option upon the death of the Optionee. The Option may be exercised during the life of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal representative.

          6. Designation of Beneficiary. (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance herewith (the person who is the Optionee's beneficiary at the time of his death herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Compensation Committee of the Board of Directors of the Company or such other committee of the Board which shall have been designated to administer the Plan (the "Committee"). The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt.

          (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives the Optionee or if such designation conflicts with law, the Optionee's estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Optioned Shares, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

          7. Capital Adjustments Affecting the Common Stock. The number of Optioned Shares subject hereto and the related per share exercise price shall be subject to adjustment in accordance with Section 4(b) of the Plan.


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


          8. Transfer Restrictions. The shares to be acquired upon exercise of the Option may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under said Act.

          9. Status of Optionee. The Optionee shall have no rights as a shareholder with respect to shares covered by the Option until the date of issuance of stock certificates to the Optionee and only after such shares are fully paid. The Option shall not confer upon the Optionee the right to continue as a director of the Company.

          10. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself and his personal representatives, that this Agreement shall be interpreted by the Committee and that, subject to the express terms of the Plan, any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Optionee has hereunto affixed his hand and seal as to the day and year first above written.

                                      BANTA CORPORATION


                                      By:_______________________________________
                                      Donald D. Belcher, Chief Executive Officer


[SEAL]                                Attest:_________________________________
                                                 Ronald D. Kneezel, Secretary



                                      ____________________________________[SEAL]
                                      ____________________, Optionee


                                      Beneficiary:_____________________________

                                      Address of
                                       Beneficiary:____________________________

                                                   ____________________________


                                      Beneficiary's Tax

                                      Identification No.:______________________


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